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                                                                    Exhibit 23.2

PricewaterhouseCoopers

                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York, NY 10036
                                                     Telephone (212) 596-8000
                                                     Facsimile (212) 596-8910

                      CONSENT OF INDEPENDENT ACCOUNTANTS

                            _______________________

We consent to the incorporation by reference in the Prospectus Supplement of PeopleFirst.com Finance, LLC relating to PeopleFirst.com Vehicle Receivables Owner Trust 2000-1, of our report dated January 25, 2000, except for Note 18, as to which the date is March 14, 2000 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999. We also consent to the reference to our Firm under the caption "Experts".


                                    /s/ PricewaterhouseCoopers LLP
                                    PricewaterhouseCoopers LLP



June 26, 2000